Exhibit 99.1

ARIS INDUSTRIES, INC. COMPLETES SALE OF XOXO, FRAGILE AND LOLA TRADEMARKS

New York, N.Y. July 3, 2003. Aris Industries, Inc. (OTC Bulletin Board:
AISI.OB) ("Aris") today announced that it has completed the previously announced sale of the trade name and service mark XOXO and the trademarks XOXO, XOXO IN AMERICA AND ABROAD, LOLA and FRAGILE along with certain related assets and accompanying goodwill for $43 million in cash to Global Brand Holdings, LLC. The sale was approved by Aris's shareholders at a special meeting held on Monday, June 30, 2003. Aris is using the proceeds of the transaction to repay indebtedness.

Aris Industries, Inc. is a licensor or sublicensor of its owned or licensed trademarks. Products bearing Aris's owned or licensed trademarks are distributed through retailers in the United States.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

This release contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that any such forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties, and that actual results or developments may differ materially from those in the forward-looking statements as a result of various factors, including financial community and rating agency perceptions of the company and its business, operations, financial condition and the industry in which it operates and the factors described in the company's filings with the Securities and Exchange Commission ("SEC"), including the sections entitled "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" contained therein. Aris disclaims any obligation to update the forward-looking statements contained herein.

CONTACT: Kathy Sio of Aris Industries, Inc, (646) 473-4285.